SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):September 25, 2001


                             UNITED DIAGNOSTIC, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)



             Delaware                  0-11772         25-1411971
             --------                  -------         ----------
(State or Other Jurisdiction of     (Commission       (I.R.S. Employer
Incorporation or Organization)       File Number)     ID Number)




823 Main street, Hope Valley,                                 02832
-----------------------------                                 ------
(Address of Principal Executive Offices)                    (Zip Code)



(401) 539-0180
Registrant's telephone number, including area code:



238 Robinson Street, Suite 202, Wakefield, RI
---------------------------------------------
Former Name or Former Address if Changed Since Last Report)

Item 5. Other Matters.

     The Company reports hereby the results of its September 25, 2001 Special Meeting of Stockholders.

     Item 1 to amend the Company's Certificate of Incorporation to change the Certificate of Designations, Preferences and Rights filed on October 26, 1996 to amend the conversion terms of all 2,826 outstanding shares of the Series A Convertible Preferred Shares into an aggregate of 4,281,818 shares of the Company's common stock, $.01 par value, was not approved. The Company initially believed that it had obtained the necessary votes and therefore amended its Certificate of Incorporation to reflect the change in the terms of the preferred shares. The Company intends to file a Certificate of Correction in Delaware to restore the terms of the preferred shares as they were prior to September 25, 2001. Accordingly, the 2,826 outstanding shares of Series A Convertible Preferred Stock continue to remain outstanding.

     Item 2 to ratify a stock option grant to J. Marvin Feigenbaum, the Company's President and Chief Executive Officer, in the amount of 500,000 options exercisable at $0.66 per share was approved. However, immediately following the meeting, Mr. Feigenbaum declined to accept the option grant and therefore, such grant is effectively null and void.

     Item 3 to appoint Robert B. Fagenson as a Class 1 Director to serve until the 2002 Annual Meeting; David A. Sterling as a Class 2 Director to serve until the 2003 Annual Meeting; and Mr. Feigenbaum as a Class 3 Director to serve until the 2004 Annual Meeting, was approved.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 18, 2002
                                        UNITED DIAGNOSTIC, INC.



                                        By: /s/ J. Marvin Feigenbaum
                                           J. Marvin Feigenbaum
                                           President and Chief Executive Officer